EXHIBIT 4.2

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

     We have issued our report dated September 16, 2003 on the statements of condition and related securities portfolios of Van Kampen Focus Portfolios, Taxable Income Series 44 as of September 16, 2003 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Certified Public Accountants."

                                                              GRANT THORNTON LLP

Chicago, Illinois
September 16, 2003